Exhibit 99.5

                        TRANSFERRED SECURITIES AGREEMENT

    TRANSFERRED SECURITIES AGREEMENT, dated as of September 17, 1997 (this "Agreement"), by and among United States Filter Corporation, a Delaware corporation (the "Company"), Western Farm & Cattle Company, a California corporation ("Western Farm & Cattle"), California Land & Cattle Company, a Delaware corporation ("CLCC"), N.N. Investors, L.P., a Delaware limited partnership ("N.N. Investors"), ST Ranch GenPar, Inc., a Texas corporation ("GenPar"), FW Ranch, L.P., a Texas limited partnership ("FW Ranch") (Western Farm & Cattle, CLCC, N.N. Investors, GenPar and FW Ranch being referred to herein, collectively, as the "Transferors"), Lee M. Bass ("LMB"), Fine Line Inc., a Texas corporation ("Fine Line"), Ardon Moore ("AM"), William P. Hallman, Jr. ("WPH"), Peter Sterling ("PS"), Jason Michael Taylor Grantor Trust ("J Trust"), Rhonda Leigh Taylor Grantor Trust ("R Trust"), John A. Cardwell ("JC") and Jeffery L. Hart ("JH") (LMB, Fine Line, AM, WPH, PS, J Trust, R Trust, JC and JH being referred to herein, collectively as the "Transferees").

    A. The Company and the Transferors are parties to a Transfer, Registration Rights and Governance Agreement (the "Governance Agreement"), dated as of September 17, 1997, pursuant to which each of the Transferors and their permitted assigns has a right to transfer Shares and Warrants (as defined in the Governance Agreement) to the Transferees, so long as each such Transferee executes an agreement embodying the terms specified herein.

    B. The Transferors wish to transfer Shares to the Transferees in the number and class specified in Exhibit A hereto (the "Transferred
Securities"), and the Transferees have agreed to execute this Agreement.

    Accordingly, for due and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.1. Governance Agreement. Terms used in this Agreement that are defined in the Governance Agreement shall have the meaning ascribed thereto in the Governance Agreement.

    Section 1.2. Other Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth:
       "Agreement":  as defined in the preamble to this Agreement.

       "Governance Agreement": as defined in the recitals of this Agreement.

       "Transferee":  as defined in the preamble to this Agreement.

       "Transferor":  as defined in the preamble to this Agreement.

       "Transferred Securities": as defined in the recitals of this Agreement.

                                   ARTICLE II
                             AGREEMENT TO BE BOUND

    Section 2.1. Agreement to be Bound. Each Transferee hereby agrees to be bound by the provisions of the Governance Agreement to the same extent as the Transferors. Each Transferee shall be a Holder within the meaning of the Governance Agreement. All Shares, Warrants and Warrant Shares held by any Transferee shall be treated for purposes of determining rights and responsibilities under this Agreement and the Governance Agreement as if they were held by a Holder.

    Section 2.2. Representative. Each Transferee hereby designates Ardon Moore to act as its representative and agent in accordance with
Section 7.9 of the Governance Agreement.

                                  ARTICLE III
                               GENERAL PROVISIONS

    Section 3.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

       If to any Transferee to:

          201 Main Street, Suite 3200
          Fort Worth, Texas 76102
          Fax:  817-390-8751
          Attention:  Ardon Moore

       If to the Company or any Transferor, to:

          The address set forth for such Person
          in the Governance Agreement

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

    Section 3.2. Entire Agreement. This Agreement, the Governance Agreement, the exhibits and schedules thereto and any certificate delivered by the parties in connection therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto.

    Section 3.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to conflict of law principles, which would require the application of the laws of any other State). Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Delaware or the United States District Court located in the State of Delaware.

    Section 3.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together with all such copies are signed by all of the parties hereto. This Agreement shall become effective when executed by all parties hereto.

    Section 3.5. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

    Section 3.6. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, "including" shall mean including, without limitation, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

    Section 3.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   UNITED STATES FILTER CORPORATION


                                   By: /s/ Michael E. Hulme
                                   Name: Michael E. Hulme
                                   Title: Attorney-in-Fact for
                                          Richard J. Heckmann


                                   WESTERN FARM & CATTLE COMPANY


                                   By: /s/ Ardon E. Moore
                                      Name: Ardon E. Moore
                                      Title: President


                                   N.N. INVESTORS, L.P.

                                   By:    California Land & Cattle Company,
                                      its General Partner


                                      By: /s/ Ardon E. Moore
                                          Name:Ardon E. Moore
                                          Title: President


                                   CALIFORNIA LAND & CATTLE COMPANY


                                   By: /s/ Ardon E. Moore
                                      Name: Ardon E. Moore
                                      Title: President


                                   ST RANCH GENPAR, INC.


                                   By: /s/ Ardon E. Moore
                                      Name: Ardon E. Moore
                                      Title: President


                                   FW RANCH PARTNERS, L.P.

                                   By: ST Ranch GenPar, Inc.,
                                       its General Partner

                                      By: /s/ Ardon E. Moore
                                          Name: Ardon E. Moore
                                          Title: President


                                   /s/ Lee M. Bass
                                   Lee M. Bass


                                   FINE LINE INC.


                                   By: W. R. Cotham
                                      Name: W. R. Cotham
                                      Title: Vice President


                                   /s/ Ardon Moore
                                   ARDON MOORE


                                   /s/ William P. Hallman, Jr.
                                   WILLIAM P. HALLMAN, JR.


                                   /s/ Peter Sterling
                                   PETER STERLING


                                   JASON MICHAEL TAYLOR GRANTOR TRUST


                                   By: /s/ Annette B. Taylor
                                      Name: Annette B. Taylor
                                      Title: Trustee


                                   RHONDA LEIGH TAYLOR GRANTOR TRUST


                                   By: /s/ Annette B. Taylor
                                      Name: Annette B. Taylor
                                      Title: Trustee

                                   /s/ John A. Cardwell
                                   JOHN A. CARDWELL


                                   /s/ Jeffery L. Hart
                                   JEFFERY L. HART

                 Exhibit A to Transferred Securities Agreement

Transferor                                   Transferee

Western Farm & Cattle Company                None
   (0 Shares)

N.N. Investors, L.P. (7,349,760 shares)  -   California Land & Cattle
                                             Company (73,498)
                                         -   Lee M. Bass (5,568,000)
                                         -   Western Flow Line Inc.,
                                             d/b/a Flow Line Inc.(1)
                                             (1,484,800)
                                         -   William P. Hallman, Jr. (371)
                                         -   Peter Sterling (74,240)
                                         -   Ardon E. Moore (74,611)
                                         -   Jason Michael Taylor Grantor
                                             Trust(37,120)
                                         -   Rhonda Leigh Taylor Grantor
                                             Trust (37,120)

California Land & Cattle Company
  (74,240 shares, plus 73,498 shares
  from  N.N. Investors)                  -   Ardon E. Moore(73,869)
                                         -   William P. Hallman,
                                             Jr.(73,869)

FW Ranch Partners, L.P.
  (570,240 shares)                       -   ST Ranch Genpar, Inc.(5,702)
                                         -   Lee M. Bass (276,538)
                                         -   John A. Cardwell (216,000)
                                         -   Jeffery L. Hart (72,000)

ST Ranch Genpar, Inc. (5,760
  shares, plus 5,702 shares from
  FW Ranch)                              -   Lee M. Bass (11,462)

-------------
(1) Western Flow Line Inc. (d/b/a/ Flow Line Inc.) transferred 1,484,000 shares to Fine Line Inc.

                       Total Shares held by each Transferee
                             at September 17, 1997

Holder                                   Shares
-------                                  ------
Lee M. Bass                              5,856,000

John A. Cardwell                           216,000

Jeffery L. Hart                             72,000

Fine Line Inc.                           1,484,800

William P. Hallman, Jr.                     74,240

Peter Sterling                              74,240

Ardon E. Moore                             148,480

Jason Michael Taylor Grantor Trust          37,120

Rhonda Leigh Taylor Grantor Trust           37,120